EXHIBIT 1.1


                  VAN KAMPEN UNIT TRUSTS, MUNICIPAL SERIES 988


                                 TRUST AGREEMENT

                              Dated: June 17, 2011


   This Trust Agreement among Van Kampen Funds Inc., as Depositor, The Bank of New York Mellon, as Trustee, Standard & Poor's Securities Evaluations, Inc., as Evaluator, and Van Kampen Asset Management, as Supervisor, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust For Van Kampen Focus Portfolios Municipal Series, Effective for Unit Investment Trusts Established On and After May 3, 2001 (Including Van Kampen Focus Portfolios, Municipal Series 347 and Subsequent Series)" (the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

                                WITNESSETH THAT:

   In consideration of the premises and of the mutual agreements herein contained, the Depositor, Trustee, Evaluator and Supervisor agree as follows:

                                     PART I

                     STANDARD TERMS AND CONDITIONS OF TRUST

   Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                                    PART II

                      SPECIAL TERMS AND CONDITIONS OF TRUST

   The following special terms and conditions are hereby agreed to:

   1. The Bonds listed in the Schedule hereto have been deposited in trust under this Trust Agreement.

   2. The fractional undivided interest in and ownership of a Trust represented by each Unit thereof is a fractional amount, the numerator of which is one and the denominator of which is the amount set forth under "Summary of Essential Financial Information--General Information--Number of Units" in the Prospectus
Part I for such Trust.

   3. The aggregate number of Units described in Section 2.03(a) for a Trust is that number of Units set forth under "Summary of Essential Financial Information--General Information--Number of Units" in the Prospectus Part I for such Trust.

   4. The term "First Settlement Date" shall mean the date set forth in footnote 3 under "Summary of Essential Financial Information" in the Prospectus Part I for a Trust.

   5. The term "Monthly Distribution Date" shall mean the "Distribution Dates" set forth under "Summary of Essential Financial Information--Estimated Distributions" in the Prospectus Part I for a Trust.

   6. The term "Monthly Record Date" shall mean the "Record Dates" set forth under "Summary of Essential Financial Information--Estimated Distributions" in the Prospectus Part I for a Trust.

   7. The definition and all references to the term "Semi-Annual Distribution Date" in the Standard Terms and Conditions of Trust are hereby deleted.

   8. The definition and all references to the term "Semi-Annual Record Date" in the Standard Terms and Conditions of Trust are hereby deleted.

   9. The term "Evaluator" shall mean Standard & Poor's Securities Evaluations, Inc. and its successors in interest, or any successor evaluator appointed as provided in the Standard Terms and Conditions of Trust.

   10. The term "Supervisor" shall mean Van Kampen Asset Management and its successors in interest or any successor supervisor appointed as provided in the Standard Terms and Conditions of Trust.

   11. The term "Trustee" shall mean The Bank of New York Mellon and its successors in interest or any successor trustee appointed as provided in the Standard Terms and Conditions of Trust.

   12. Notwithstanding any references to the term "Certificate" in the Standard Terms and Conditions of Trust, all ownership of Units will be evidenced solely in book-entry form, and will not be evidenced by certificates. Accordingly, the definition and all references to the term "Certificate" in the Standard Terms and Conditions of Trust, including but not limited to the form of "Certificate of Ownership", Section 2.05 and Section 6.04 are hereby deleted in their entirety to reflect Unit ownership solely in book-entry form.

   13. Section 2.03(b) of the Standard Terms and Conditions of Trust shall be replaced in its entirety by the following:

   "(b) Units shall be held solely in uncertificated form evidenced by appropriate notation in the registration books of the Trustee, and no Unitholder shall be entitled to the issuance of a Certificate evidencing the Units owned by such Unitholder. The only permitted registered holders of Units shall be through the Depository Trust Company (or its nominee, Cede & Co.); consequently, individuals must hold their Units through an entity which is a participant in Depository Trust Company."

   14. The first ten paragraphs of Section 3.05 of the Standard Terms and Conditions of Trust shall be replaced in their entirety with the following:

   "Section 3.05. Distributions. The Trustee, as of the First Settlement Date, shall advance from its own funds and shall pay to the Unitholders of each Trust then of record the amount of interest accrued on the Bonds deposited in such Trust. The Trustee shall be entitled to reimbursement for such advancement from interest received by the respective Trust before any further distributions shall be made from the Interest Account to Unitholders of such Trust. The Trustee shall also advance from its own funds and pay the appropriate persons the Trustee Advance, which amount represents interest which accrues on any "when, as and if issued" Bonds deposited in a Trust from the First Settlement Date to the respective dates of delivery to the Trust of any of such Bonds. Subsequent distributions shall be made as hereinafter provided.

   Subsequent distributions of funds from the Interest Account of a Trust shall be made on the Monthly Record Dates of a Trust as described herein.

   As  of  each  Monthly  Record  Date,  the Trustee shall, with respect to each
Trust:

   (a) deduct from the Interest Account or, to the extent funds are not available in such Account, from the Principal Account and pay to itself individually the amounts that it is at the time entitled to receive pursuant to
Section  7.04;

   (b) deduct from the Interest Account, or, to the extent funds are not available in such Account, from the Principal Account and pay to the Evaluator the amount that it is at the time entitled to receive pursuant to Section 5.03;

   (c) deduct from the Interest Account, or, to the extent funds are not available in such Account, from the Principal Account and pay to any Portfolio Insurer the amount of any premium to which it is at the time entitled to receive pursuant to Section 2.06;

   (d) deduct from the Interest Account, or to the extent funds are not available in such Account, from the Principal Account and pay to the Depositor the amount that it is entitled to receive pursuant to Section 3.15;

   (e) deduct from the Interest Account, or to the extent funds are not available in such Account, from the Principal Account and pay to the Supervisor the amount that it is entitled to receive pursuant to Section 4.01; and

   (f) deduct from the Interest Account, or, to the extent funds are not available in such Account, from the Principal Account and pay to counsel, as hereinafter provided for, an amount equal to unpaid fees and expenses, if any, of such bond counsel pursuant to Section 3.09 as certified to by the Depositor.

   (g) Notwithstanding any of the previous provisions, if a Trust has elected to be taxed as a regulated investment company under the United States Internal Revenue Code of 1986, as amended, the Trustee is directed to make any distribution or take any action necessary in order to maintain the qualification of the Trust as a regulated investment company for federal income tax purposes or to provide funds to make any distribution for a taxable year in order to avoid imposition of any income or excise taxes on the Trust or on undistributed income in the Trust.

   On or shortly after each Monthly Distribution Date for a Trust, the Trustee shall distribute by mail to or upon the order of each Unitholder of record of such Trust as of the close of business on the preceding Monthly Record Date at the post office address appearing on the registration books of the Trustee such Unitholder's pro rata share of the balance of the Interest Account calculated as of the Monthly Record Date on the basis of one-twelfth of the estimated annual interest income to such Trust for the ensuing twelve months, after deduction of the estimated costs and expenses of such Trust to be incurred during the twelve month period for which the interest income has been estimated.

   In the event the amount on deposit in the Interest Account of a Trust is not sufficient for the payment of the amount of interest to be distributed to Unitholders on the bases of the aforesaid computations, the Trustee may advance its own funds and cause to be deposited in and credited to such Interest Account such amounts as may be required to permit payment of the monthly interest distribution to be made as aforesaid and shall be entitled to be reimbursed out of amounts credited to the Interest Account subsequent to the date of such advance.

   Distributions of amounts represented by the cash balance in the Principal Account for a Trust shall be computed as of each Monthly Record Date. On each Monthly Distribution Date, or within a reasonable period of time thereafter, the Trustee shall distribute by mail to each Unitholder of record of such Trust at the close of business on the preceding Monthly Record Date at his post office address such Unitholder's pro rata share of the cash balance of the Principal Account as thus computed. The Trustee shall not be required to make a distribution from the Principal Account unless the cash balance on deposit therein available for distribution shall be sufficient to distribute at least $5.00 per Unit. However, funds in the Principal Account will be distributed on the last Monthly Distribution Date of each calendar year to Unitholders of record as of the preceding Monthly Record Date if the amount available for distribution shall equal at least $1.00 per Unit."

   15. Section 3.07(h) of the Standard Terms and Conditions of Trust shall be replaced in its entirety by the following:

   "(h) that as of any Monthly Record Date any of the Bonds are scheduled to be redeemed and paid prior to the next succeeding Monthly Distribution Date; provided, however, that as the result of such redemption the Trustee will receive funds in an amount sufficient to enable the Trustee to include in the next distribution from the Principal Account at least $5.00 per Unit; or"

   16. The following shall be added to Section 3.07 of the Standard Terms and Conditions of Trust immediately following Section 3.07(h):

   "(i) if the Trust has elected to be taxed as a "regulated investment company" as defined in the United States Internal Revenue Code of 1986, as amended, that such sale is necessary or advisable (a) to maintain the qualification of the Trust as a regulated investment company or (b) to provide funds to make any distribution for a taxable year in order to avoid imposition of any income or excise taxes on the Trust or on undistributed income in the Trust.

   In  the  event  a Security is sold pursuant to any provisions of this Section
3.07 as a direct result of serious adverse credit factors affecting the issuer of such Security and the Trust has elected to be taxed as a "regulated investment company" as defined in the United States Internal Revenue Code of 1986, as amended, then the Depositor may, but is not obligated to, direct the reinvestment of the proceeds of the sale of such Security in any other securities which meet the criteria necessary for inclusion in such Trust on the Initial Date of Deposit."

   17. With respect to an Investment Grade Municipal Trust and a California Investment Grade Trust only, Section 3.14(a) and (b) shall be replaced in their entirety with the following:

   "(a) The Replacement Bonds (i) shall be bonds issued by states or territories of the United States or political subdivisions thereof which shall have the benefit of an exemption from United States federal taxation of interest to an extent equal to or greater than that of the Bonds they replace and, in the case of a State Trust, shall have the benefit of an exemption from state taxation to an extent equal to or greater than that of the Bonds they replace, (ii) shall have a fixed maturity date (whether or not entitled to the benefits of any sinking, redemption, purchase or similar fund) within the maturity range, if any, specified in the Prospectus for the Trust, (iii) must be purchased at a price that results in a current return as of the Date of Deposit at least equal to that of the Failed Contract Bonds they replace, (iv) must be purchased at a price that results in a yield to maturity of the Date of Deposit at least equal to that of the Failed Contract Bonds they replace and (v) shall be payable as to principal and interest in United States currency.

   (b) Each Replacement Bond shall have a rating by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. or Moody's Investors Service, Inc. at least equal to the minimum rating specified in the Prospectus for inclusion in the related Trust on the Date of Deposit or be comparably rated by any other nationally recognized credit rating service rating debt obligations which shall be designated by the Depositor and shall be satisfactory to the Trustee."

   18. The paragraph immediately following Section 3.14(e) of the Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

   "Notwithstanding anything to the contrary in this Section 3.14, no substitution of Replacement Bonds will be made if such substitution will adversely affect the federal income tax status of the related Trust."

   19. The Standard Terms and Conditions of Trust shall be amended to include the following section:

   "Section 3.18. Regulated Investment Company Election. Regulated Investment Company Election. If the Prospectus for a Trust states that such Trust intends to elect to be treated and to qualify as a "regulated investment company" as defined in the United States Internal Revenue Code of 1986, as amended, the Trustee is hereby directed to make such elections and take all actions, including any appropriate election to be taxed as a corporation, as shall be necessary to effect such qualification or to provide funds to make any distribution for a taxable year in order to avoid imposition of any income or excise tax on the Trust or on undistributed income in the Trust. The Trustee shall make such reviews of each Trust portfolio as shall be necessary to maintain qualification of a particular Trust as a regulated investment company and to avoid imposition of tax on a Trust or undistributed income in a Trust, and the Depositor and Supervisor shall be authorized to rely conclusively upon such reviews."

   20. For purposes of Section 5.01(a), "Business Day" shall mean days the New York Stock Exchange is open for business.

   21. Section 6.02 is amended by adding the following to the end of the section:

   "Notwithstanding anything to the foregoing, in connection with any redemption by a Unitholder of 1,000 or more Units or Units having an aggregate Redemption Price of $1,000,000 or more, the Trustee may in its discretion, and shall when so instructed by the Depositor, satisfy such redemption through a distribution of such Unitholder's pro rata portion of each Bond then held by the Trust. Such tendering Unitholder will receive his pro rata number of Bonds comprising the portfolio of such Trust, cash from the Interest Account representing interest and cash from the Principal Account equal to any balance to be paid on such redemption, including accrued interest. Such pro rata share of each Bond and the related cash to which such tendering Unitholder is entitled is referred to herein as an "In Kind Distribution." An In Kind Distribution will be made by the Trustee through the distribution of each of the Bonds in book-entry form to the account of the Unitholder's bank or broker-dealer at Depository Trust Company.

   If funds in the Interest or Principal Account are insufficient to cover the required cash distribution to the tendering Unitholder, the Trustee may sell Bonds according to the criteria discussed herein."

   22. Section 6.03 of the Standard Terms and Conditions of Trust shall be replaced in its entirety by the following:

   "Section 6.03. Transfer or Interchange of Units. Units may be transferred by the registered holder thereof by presentation and surrender of such Units at the corporate trust office of the Trustee, properly endorsed or accompanied by a written instrument or instruments of transfer in form satisfactory to the Trustee and executed by the Unitholder or his authorized attorney, whereupon new Units will be issued in exchange and substitution therefore and Units surrendered shall be cancelled by the Trustee. The registered holder of any Unit may transfer such Unit by the presentation of transfer instructions to the Trustee at the corporate trust office of the Trustee accompanied by such documents as the Trustee deems necessary to evidence the authority of the person making such transfer and executed by the registered holder or his authorized attorney, whereupon the Trustee shall make proper notification of such transfer on the registration books of the Trustee. A sum sufficient to pay any tax or other governmental charge that may be imposed in connection with any such transfer or interchange shall be paid by the Unitholder to the Trustee."

   23. The Trustee's annual compensation as set forth under Section 7.04, for each distribution plan shall be that amount set forth under the section entitled "Summary of Essential Financial Information--Expenses--Trustee's Fee" in the Prospectus Part I for a Trust. In addition, the last sentence of the first paragraph of Section 7.04 is hereby deleted.

   24. Section 9.01 of the Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

   "Section 9.01. Amendments. (a) This Indenture may be amended from time to time by the Depositor and Trustee or their respective successors, without the consent of any of the Unitholders, (i) to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision contained herein, (ii) to make such other provision in regard to matters or questions arising hereunder as shall not materially adversely affect the interests of the Unitholders or (iii) to make such amendments as may be necessary (a) for the Trust to continue to qualify as a regulated investment company for federal income tax purposes if the Trust has elected to be taxed as such under the United States Internal Revenue Code of 1986, as amended, or (b) to prevent the Trust from being deemed an association taxable as a corporation for federal income tax purposes if the Trust has not elected to be taxed as a regulated investment company under the United States Internal Revenue Code of 1986, as amended. This Indenture may not be amended, however, without the consent of all Unitholders then outstanding, so as (1) to permit, except in accordance with the terms and conditions hereof, the acquisition hereunder of any Bonds other than those specified in the Schedules to the Trust Agreement or (2) to reduce the aforesaid percentage of Units the holders of which are required to consent to certain of such amendments. This Indenture may not be amended so as to reduce the interest in a Trust represented by Units without the consent of all affected Unitholders.

   (b)  Except  for  the  amendments,  changes  or  modifications as provided in
Section 9.01(a) hereof, neither the parties hereto nor their respective successors shall consent to any other amendment, change or modification of this Indenture without the giving of notice and the obtaining of the approval or consent of Unitholders representing at least 75% of the Units then outstanding of the affected Trust. Nothing contained in this Section 9.01(b) shall permit, or be construed as permitting, a reduction of the aggregate percentage of Units the holders of which are required to consent to any amendment, change or modification of this Indenture without the consent of the Unitholders of all of the Units then outstanding of the affected Trust and in no event may any amendment be made which would (1) alter the rights to the Unitholders as against each other, (2) provide the Trustee with the power to engage in business or investment activities other than as specifically provided in this Indenture, (3) adversely affect the tax status of the Trust for federal income tax purposes or result in the Units being deemed to be sold or exchanged for federal income tax purposes or (4) unless the Trust has elected to be taxed as a regulated investment company for federal income tax purposes, result in a variation of the investment of Unitholders in the Trust.

   (c) Unless the Depositor directs that other notice shall be provided, the Trustee shall include in the annual report provided pursuant to Section 3.06 notification of the substance of such amendment."

   25. The first sentence of Section 9.02 of the Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

   "Section 9.02. Termination. This Indenture and any Trust created hereby shall terminate upon the maturity, redemption, sale or other disposition as the case may be of the last Bond held in such Trust unless sooner terminated as hereinbefore specified and may be terminated at any time by the written consent of Unitholders representing 75% of the then outstanding Units of such Trust; provided, that in no event shall a Trust continue beyond the end of the calendar year preceding the fiftieth anniversary of the execution of the related Trust Agreement except for an IM-IT Limited Maturity Trust, IM-IT Intermediate Trust, IM-IT Short Intermediate Trust, Quality Intermediate Trust, Investment Grade Municipal Trust, Intermediate Series or Quality Municipals Income Trust, Limited Maturity Series which in no event shall continue beyond the end of the calendar year preceding the twentieth anniversary of the execution of the related Trust Agreement (the respective "Mandatory Termination Date"); and provided further that in connection with any such liquidation it shall not be necessary for the Trustee to dispose of any Bond of such Trusts if retention of such Bond, until due, shall be deemed to be in the best interests of Unitholders, including, but not limited to, situations in which a Bond insured by the Portfolio Insurance, if any, is in default, situations in which a Bond insured by Portfolio Insurance reflects a deteriorated market price resulting from a fear of default and situations in which a Bond matures after the Mandatory Termination Date."

   26. The final paragraph of Section 9.02 of the Standard Terms and Conditions of Trust is hereby deleted.

   IN WITNESS WHEREOF, the undersigned have caused this Trust Agreement to be executed; all as of the day, month and year first above written.


                             VAN KAMPEN FUNDS INC.

                            By: /s/ JOHN F. TIERNEY
              ----------------------------------------------------
                                 Vice President


                          VAN KAMPEN ASSET MANAGEMENT

                            By: /s/ JOHN F. TIERNEY
              ----------------------------------------------------
                     Vice President and Executive Director


                 STANDARD & POOR'S SECURITIES EVALUATIONS, INC.

                           By: /s/ FRANK A. CICCOTTO
              ----------------------------------------------------
                             Senior Vice President


                          THE BANK OF NEW YORK MELLON

                            By: /s/ IRENE GUGLIELMO
              ----------------------------------------------------
                               Managing Director



                          SCHEDULE A TO TRUST AGREEMENT
                         SECURITIES INITIALLY DEPOSITED
                                       IN
                  VAN KAMPEN UNIT TRUSTS, MUNICIPAL SERIES 988


      [Incorporated herein by this reference and made a part hereof is the "Portfolio" schedule as set forth in the Prospectus Part I for the Trust.]